EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm

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              Ten Industrial Way East, Ste 2, Eatontown, NJ 07724
             (732) 544-8111 Fax (732) 544-8788 E-Mail: tax@wgpc.net


                                          Wiener, Goodman
                                          ---------------

                                                   & Company, P.C.
                                                   ===============
                                             Certified Public Accountants
                                                    & Consultants

                                                                Joel Wiener, CPA
                                                             Gerald Goodman, CPA
Memberships
    SEC Practice Section of AICPA
    PCPS of AICPA
    American Institute of CPA
    New Jersey Society of CPA


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of BigString Corporation

We hereby consent to the use of our report dated March 17, 2006 with respect to the consolidated balance sheets of BigString Corporation and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004, and for the period October 8, 2003 (date of formation) through December 31, 2005, and our report dated July 31, 2005, except as to notes 2, 4, 5, 6, 8 and 9 for which the date is December 22, 2005, with respect to the consolidated balance sheets of BigString Corporation (formerly Recall Mail Corporation) and subsidiary (a development stage company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004, for the period October 8, 2003 (date of formation) through December 31, 2003, and for the period December 8, 2003 (date of formation) through December 31, 2004, each of which is incorporated by reference herein.




                                        /s/ Wiener, Goodman & Company, P.C.
                                        -----------------------------------
                                        Wiener, Goodman & Company, P.C.
                                        Certified Public Accountants


                                        June 19, 2006